                                                                   EXHIBIT 10.48


                        RECEIVABLES PURCHASE AGREEMENT


                                    between


                            LADCO FUNDING CORP. VI,

                                   "LFC VI"


                                      and


                           LADCO FUNDING CORP. VII,

                                 the "Issuer"




                                 June 1, 2000

                               TABLE OF CONTENTS

                                                                                                            Page
                                                                                                            ----
ARTICLE 1  DEFINITIONS......................................................................................   2
           1.01  Defined Terms..............................................................................   2

ARTICLE 2  ASSIGNMENT OF LEASE RECEIVABLES AND INTERESTS IN
           THE RELATED SECURITY.............................................................................   4
           2.01  Purchase of Lease Receivables..............................................................   4
           2.02  Grant of Security Interest in the Related Security.........................................   4
           2.03  Delivery of Lease Contracts; Filing of Financing Statements................................   4
           2.04  Servicing of Lease Contracts and Equipment.................................................   5
           2.05  Review of Lease Contracts..................................................................   5
           2.06  Nature of Transfer of Lease Receivables....................................................   5

ARTICLE 3  REPRESENTATIONS AND WARRANTIES...................................................................   6
           3.01  Representations and Warranties of LFC VI...................................................   6
           3.02  Representations and Warranties of the Issuer...............................................   9
           3.03  Purchase or Substitution Required Upon Breach of Certain
                 Representations and Warranties.............................................................  10
           3.04  Requirements for Repurchase or Substitution of Lease
                 Receivables and Acquisition of Additional or Substitute Lease
                 Receivables................................................................................  10

ARTICLE 4  COVENANTS OF THE ISSUER AND LFC VI...............................................................  12
           4.01  LFC VI Covenants...........................................................................  12
           4.02  Issuer Covenants...........................................................................  15
           4.03  Assignment of Lease Receivables and Related Security.......................................  15
           4.04  Release of Rights in Related Security......................................................  15

ARTICLE 5  CONDITIONS PRECEDENT.............................................................................  16
           5.01  Conditions to the Issuer's Obligations.....................................................  16
           5.02  Conditions to LFC VI's Obligations.........................................................  16

ARTICLE 6  TERM AND TERMINATION.............................................................................  18
           6.01  Term.......................................................................................  18
           6.02  Default by LFC VI..........................................................................  18

ARTICLE 7  MISCELLANEOUS....................................................................................  19
           7.01  Amendments.................................................................................  19
           7.02  Governing Law..............................................................................  19
           7.03  Waiver of Jury Trial.......................................................................  19
           7.04  Notices....................................................................................  19
           7.05  Separability Clause........................................................................  19
           7.06  Assignment.................................................................................  19
           7.07  Further Assurances.........................................................................  19
           7.08  No Waivers; Cumulative Remedies............................................................  20
           7.09  Binding Effect; Third Party Beneficiaries..................................................  20
           7.10  Counterparts...............................................................................  20
           7.11  Set-Off....................................................................................  20
           7.12  Consent to Jurisdiction....................................................................  20

EXHIBIT A  Form of LFC VI Certificate

     This RECEIVABLES PURCHASE AGREEMENT, dated as of June 1, 2000 (as amended, supplemented or modified from time to time, the "Agreement"), is between Ladco Funding Corp. VI, a Delaware corporation ("LFC VI"), and Ladco Funding Corp. VII, a Delaware corporation ("Issuer").

                             PRELIMINARY STATEMENT

     LFC VI has entered into a Lease Acquisition Agreement dated as of June 1, 2000 (as amended, supplemented or modified from time to time, the "Lease Acquisition Agreement") with Ladco Financial Group ("LFG"), pursuant to which, among other things, LFG will assign to LFC VI all of LFG's right, title and interest in and to certain Lease Assets, including the Lease Contracts, the Lease Receivables and the Equipment. LFC VI and Issuer are entering into this Agreement to provide for the purchase by Issuer of all of LFC VI's right, title and interest in and to the Lease Receivables and a security interest in certain of the remaining Lease Assets and LFC VI's rights under the Lease Acquisition Agreement. LFC VI owns all of the Common Stock of Issuer. The Lease Assets, will be serviced by Ladco Financial Group ("LFG") as further provided in that certain Servicing Agreement dated as of June 1, 2000 by and between LFG, LFC VI, Issuer, Norwest Bank Minnesota, National Association, as Indenture Trustee.

     Issuer has entered into an Indenture dated as of June 1, 2000 (as amended, supplemented or modified from time to time, the "Indenture"), with Norwest Bank Minnesota, National Association, as Indenture Trustee (in such capacity, the "Indenture Trustee"), and LFG, as Servicer (the "Servicer"), pursuant to which Issuer intends to issue its 2000-1 Equipment Lease Backed Notes secured by, among other things, the Lease Receivables, the interests in the Lease Assets and the other rights that are acquired by the Issuer under this Agreement.

     Issuer further intends to grant a security interest in all of its rights against LFC VI under this Agreement to the Indenture Trustee.

                                   ARTICLE 1

                                  DEFINITIONS

     1.01 Defined Terms. For purposes of this Agreement the following terms shall have the meanings specified herein. Capitalized terms used herein but not otherwise defined shall have the respective meanings assigned to such terms in the Indenture, or if not defined therein, in the Lease Acquisition Agreement or the Servicing Agreement.

     "Accumulation Period": The meaning set forth in the Indenture.

     "Acquisition Date": The meaning set forth in the Indenture.

     "Amended Lease Collateral Schedule": The list of Lease Contracts attached to the LFG Certificate, LFC VI Certificate, the Issuer Certificate and the Indenture Trustee Certificate amending the Lease Collateral Schedule pursuant to any substitution, repurchase, modification or acquisition of Lease Contracts in accordance with the terms hereof and the Indenture.

     "Closing Date": The meaning set forth in the Indenture.

     "Common Stock": All of the issued and outstanding shares of Common Stock of LFC VII, which consists of 1,000 shares having a par value of $.01 per share.

     "Computer Tape": The meaning set forth in the Lease Acquisition Agreement.

     "Eligible Lease Contract": The meaning set forth in the Lease Acquisition Agreement.

     "Equipment": The meaning set forth in the Lease Acquisition Agreement.

     "Existing Indebtedness": The meaning set forth in the Indenture.

     "Financing Proceeds": All of the proceeds derived by the Issuer from the issuance of, and fundings by investors under, the Notes, net of transaction costs related thereto (which shall include any amounts necessary to discharge Existing Indebtedness pursuant to the related Release Agreement).

     "Geographic Concentration Limits": The meaning set forth in the Lease Acquisition Agreement.

     "Indenture": The meaning set forth in the Preliminary Statement hereof.

     "Initial Funding Date": The meaning set forth in the Indenture.

     "Initial Lease Collateral Schedule": The meaning set forth in the Lease Acquisition Agreement.

     "Issuer Address": 555 St. Charles Drive, Suite 200G, Thousand Oaks, California 91360.

     "Lease Acquisition Agreement": The meaning set forth in the Preliminary Statement hereof.

     "Lease Assets": The meaning set forth in the Lease Acquisition Agreement.

     "Lease Contract": The meaning set forth in the Lease Acquisition Agreement.

     "Lease Receivables": All Scheduled Payments and all other proceeds of the Lease Contracts and any and all payments received on or with respect to the Lease Contracts (including Guaranty Amounts, Insurance Proceeds and other Recoveries, but excluding Residual Proceeds) that are due after the applicable Cut-Off Date.

     "Lease Receivable Repurchase Price": The meaning set forth in the Indenture.

     "LFC VI Address": 555 St. Charles Drive, Suite 200F, Thousand Oaks, California 91360.

     "LFG": The meaning set forth in the Preliminary Statement hereof.

     "Lien": The meaning set forth in the Indenture.

     "Notes": The meaning set forth in the Indenture.

     "Person": The meaning set forth in the Indenture.

     "Product Mix Limits": The meaning set forth in the Lease Acquisition Agreement.

     "Purchase Price": Means, for each Lease Contract, an amount equal to the IPB of all Lease Receivables related thereto, computed using an assumed discount rate equal to the related Discount Factor.

     "Related Security": All of LFC VI's right, title and interest in, to and under (i) the Lease Assets (other than the Lease Receivables), (ii) the Lease Acquisition Agreement, (iii) the Servicing Agreement, and (iv) all income and proceeds of the foregoing or relating thereto; provided however, that Related Security shall not include any Residual Proceeds.

     "Residual Proceeds": With respect to any Lease Contract that has been paid in full in accordance with its terms, the net proceeds (including Insurance Proceeds) of any sale or other disposition of the related Equipment (including any lease renewal and the periodic payment under the Lease Contract for use of such Equipment after the initial term thereof).

     "Substitute Lease Contract": The meaning set forth in the Indenture and the Lease Acquisition Agreement.

     "Substitute Lease Receivable": The meaning set forth in the Indenture and this Agreement.

     "Trust Estate": The meaning set forth in the Indenture.

                                   ARTICLE 2

         ASSIGNMENT OF LEASE RECEIVABLES AND INTERESTS IN THE RELATED
                                   SECURITY

     2.01 Purchase of Lease Receivables.

     (a) Subject to the terms and conditions set forth herein, LFC VI shall from time to time sell to Issuer, and Issuer shall acquire from LFC VI, all of LFC VI's right, title and interest in and to the Lease Receivables. In consideration thereof, the Issuer shall pay to or on the direction of LFC VI an amount equal to the Purchase Price, provided however, that any portion of the Purchase Price in excess of the Financing Proceeds shall be deemed a contribution to the Issuer's capital. Each such sale shall be evidenced by delivery from LFC VI to Issuer of an executed LFC VI Certificate with a Lease Collateral Schedule attached thereto and shall be effective as of the Acquisition Date indicated thereon. LFC VI hereby acknowledges that its sale of the Lease Receivables to the Issuer is absolute and irrevocable, without reservation or retention of any interest whatsoever by LFC VI. The acquisition hereunder of all such Lease Receivables and the interests in the Related Security shall be subject to the approval of the Issuer, and the Issuer shall have the option to accept or decline any Lease Receivables and the interests in the Related Security proposed by LFC VI.

     (b) Subject to all the terms and conditions of this Agreement and in reliance upon the representations, warranties and covenants set forth in the Lease Acquisition Agreement and this Agreement, as of the Initial Funding Date the Issuer is purchasing the Lease Receivables related to the Lease Contracts listed on the Initial Lease Collateral Schedule attached to the LFC VI Certificate delivered on such date.

     2.02 Grant of Security Interest in the Related Security.

     (a) As security for the payment of the Lease Receivables sold to Issuer from time to time by LFC VI, LFC VI hereby grants to Issuer a security interest in all of LFC VI's right, title and interest in, to and under the Related Security, including all Lease Contracts and Equipment related to any of the Lease Receivables sold to Issuer from time to time by LFC VI, whether now owned or hereafter acquired. This Agreement shall constitute a security agreement under applicable law.

     (b) To the extent that LFG or LFC VI retain possession of any files or documentation pertaining to the Related Security, they shall hold such documents in trust for the benefit of Issuer and the Indenture Trustee. The possession of any documents or files pertaining to the Lease Receivables or the Related Security by either LFG or LFC VI is for the purpose of servicing of such Lease Assets. The documents and files retained by LFG or LFC VI, as the case may be, relating to the Lease Receivables or the Related Security shall be segregated from the books and records of LFG or LFC VI, as the case may be, and shall be marked appropriately to reflect clearly the sale of the Lease Receivables and the pledge of the Related Security to Issuer and the ultimate assignment thereof to the Indenture Trustee.

     2.03 Delivery of Lease Contracts; Filing of Financing Statements.

     (a) In connection with the Issuer's acquisition of the Lease Receivables and the interests in the Related Security, LFC VI shall deliver or cause to be delivered the original Lease Contracts to the Indenture Trustee so that the Indenture Trustee may retain possession thereof as "bailee" (within the meaning of Section

9-305 of the UCC) for the sole benefit of the Issuer; provided that, upon any delivery of such Lease Contracts to the Indenture Trustee pursuant to the terms of the Indenture or Servicing Agreement, the Indenture Trustee shall no longer act as bailee for the Issuer. In addition, LFC VI agrees to record and file prior to the Closing Date or within the time period set forth in the Indenture, at its own expense, financing statements (and thereafter timely continuation statements with respect to such financing statements) with respect to the Lease Assets, meeting the requirements of the Indenture.

     (b) In connection with each acquisition of Lease Receivables hereunder, LFC VI shall direct that the LFG Database maintained by LFG be marked to show that the Lease Receivables and a security interest in the Related Security have been acquired by the Issuer in accordance with this Agreement and that each of the foregoing have been transferred by the Issuer to the Indenture Trustee in accordance with the Transaction Documents.

     2.04 Servicing of Lease Contracts and Equipment. LFC VI agrees that the Servicer shall service the Lease Assets for the benefit of LFC VI and the Issuer (and their respective successors and assigns) in accordance with the terms and conditions of the Servicing Agreement and the other Transaction Documents. LFG shall be permitted to retain the Servicing Files for so long as it is acting as Servicer under the Servicing Agreement.

     2.05 Review of Lease Contracts. If any party to the Transaction Documents discovers that any Lease Contracts are missing or defective (that is, mutilated, damaged, defaced, incomplete, improperly dated, clearly forged or otherwise physically altered) in any material respect, LFC VI shall enforce its rights against LFG under the Lease Acquisition Agreement for the benefit of Issuer and the Indenture Trustee.

     2.06 Nature of Transfer of Lease Receivables.

     (a) Each sale of Lease Receivables by LFC VI to Issuer pursuant to this Agreement is intended to be an absolute assignment constituting a "true sale" for bankruptcy purposes of all of LFC VI's right, title and interest in, to and under such Lease Receivables, without recourse (except to the Related Security and as otherwise expressly provided herein), for all purposes. No assignment of Related Security is intended to constitute an absolute assignment; but rather, as indicated in Section 2.02, is intended to constitute only a Grant of a security interest in such assets to secure repayment of the related Lease Receivables.

     (b) In the event that the sale of Lease Receivables by LFC VI to the Issuer pursuant to this Agreement are deemed for any reason to be less than a transfer of complete legal title of all of LFC VI's right, title and interest in, to and under such Lease Receivables, the parties hereto intend that this Agreement operate to transfer all of LFC VI's equitable interests in, to and under the Lease Receivables to Issuer.

     (c) In the event that the sale of the Lease Receivables from LFC VI to Issuer are deemed to be a secured financing, LFC VI shall be deemed hereunder to have Granted and conveyed to the Issuer, and LFC VI does hereby Grant and convey to the Issuer, a security interest in all of LFC VI's right, title and interest in, to and under the Lease Receivables, whether now owned or hereafter acquired. For purposes of such Grant and conveyance, this Agreement shall constitute a security agreement under applicable law.

     (d) The transfers and assignments of Lease Receivables and interests in the Related Security from LFC VI to Issuer hereunder do not constitute and are not intended to result in a creation or an assumption by the Issuer of any obligations of LFC VI under, or in connection with, any of the Lease Assets, or any agreement or instrument relating thereto, including, without limitation,
(a) any obligation to any Obligor, (a) any taxes, fees or other charges imposed by any governmental authority or (c) any insurance premiums which accrued with respect to any of the Lease Assets at the time that any of the Lease Receivables or interests in Related Security are conveyed hereunder.

                                   ARTICLE 3

                        REPRESENTATIONS AND WARRANTIES

     3.01 Representations and Warranties of LFC VI.

     (a) LFC VI hereby makes the following representations and warranties as to each Lease Receivable and the interests in the Related Security to the Issuer and for the benefit of the Indenture Trustee and the Noteholders, on which the Issuer relies in acquiring the Lease Receivables and the interests in the Related Security. Such representations and warranties speak as of the Initial Funding Date with respect to Lease Receivables derived from Lease Contracts listed on the Initial Lease Collateral Schedule or the related Acquisition Date with respect to each Additional Lease Receivable unless otherwise indicated, but shall survive any subsequent transfer, assignment, contribution or conveyance of the Lease Receivables and the interests in the Related Security. LFC VI makes these representations and warranties with respect to all Lease Receivables, whether transferred from LFC VI to the Issuer in accordance with this Agreement or originated by LFG on behalf of LFC VI, the Issuer or an affiliate thereof:

          (i) all Lease Receivables sold to the Issuer hereunder are Lease Receivables derived from Eligible Lease Contracts; and

          (ii) The Product Mix Limits and Geographic Concentration Limits described in the Lease Acquisition Agreement are not exceeded as to the Lease Receivables derived from the Initial Lease Contracts and no transfer by LFC VI of Additional Lease Receivables to the Issuer will cause the Product Mix Limits and Geographic Concentration Limits to be exceeded on the related Acquisition Date.

     (b) LFC VI hereby makes the following representations and warranties on which the Issuer relies in acquiring the Lease Receivables and interests in the Related Security and on which the Issuer relies in issuing the Notes. Such representations and warranties speak as of the Initial Funding Date and each other Acquisition Date unless otherwise indicated, but shall survive any subsequent transfer, assignment, contribution or conveyance of the Lease Receivables and the interests in the Related Security:

          (i) LFC VI has been duly organized and is validly existing and in good standing as a corporation under the laws of the State of Delaware with the power and authority to own its properties and to transact the business in which it is now engaged, and LFC VI is duly qualified to do business in and is in good standing under the laws of each State in which any Equipment or any Obligor is located and where it is required under applicable law to effect such qualification, except where the failure to so qualify would not have a material adverse effect on the ability of LFC VI to perform its obligations under any of the Transaction Documents or on any of the Lease Contracts, the Lease Receivables or the Equipment.

          (ii) The performance of the obligations of LFC VI under this Agreement and the other Transaction Documents and the consummation of the transactions herein and therein contemplated will not conflict with or result in any breach of any of the terms or provisions of, or constitute with or without notice, lapse of time or both, a default under the organizational documents of LFC VI, or any material indenture, agreement, mortgage, deed of trust or other instrument to which LFC VI is a party or by which it is bound, or result in the creation or imposition of any lien, charge or encumbrance (except the lien created by the Transaction Documents) upon any of the property or assets of LFC VI pursuant to the terms of such indenture, mortgage, deed of trust, or other agreement or instrument to which LFC VI is a party or by which LFC VI is bound or to which any of LFC VI's property or assets is subject, nor will such action result in any violation of the provisions of LFC VI's organizational documents or any statute or any order, rule or regulation of any court or any regulatory authority or other governmental agency or body having jurisdiction over LFC VI or any of its properties; and no consent, approval, authorization, order, registration or qualification of or with or other action of any court, or any such regulatory authority or other governmental agency or body is required for consummation of the transactions contemplated by this Agreement and the other Transaction Documents except such consents, approvals and authorizations which have been obtained or such registrations or qualifications which have been made.

          (iii) This Agreement and any other Transaction Document to which LFC VI is a party have been duly authorized, executed and delivered by LFC VI by all necessary corporate action and such agreements are the valid and legally binding obligations of LFC VI, enforceable against LFC VI in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization and other similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity regardless of whether enforcement is sought in a court of law or equity.

          (iv) As of the Initial Funding Date, the LFC VI Address is the chief executive office, chief place of business and the office where LFC VI keeps its records concerning the Lease Contracts, Lease Receivables and the Equipment.

          (v) LFC VI does not believe, nor does it have any reasonable cause to believe, that it cannot perform each and every covenant contained in this Agreement.

          (vi) The transactions contemplated by the Transaction Documents are being consummated by LFC VI in furtherance of its ordinary business purposes, with no contemplation of insolvency and with no intent to hinder, delay or defraud any of its present or future creditors.

          (vii) The Purchase Price and other consideration received by LFC VI pursuant to this Agreement is fair consideration having value reasonably equivalent to the value of the Lease Receivables and the performance of LFC VI's obligations hereunder.

          (viii) At the time of the transactions contemplated by the Transaction Documents, both immediately before and after and as a result of the transactions, LFC VI will not:

                 (A) be insolvent such that the sum of its debts is greater than all of its respective property, at a fair valuation;

                 (B) be engaged in or about to engage in, business or a transaction for which any property remaining with LFC VI will be an unreasonably small capital or the remaining assets of LFC VI will be unreasonably small in relation to its respective business or the transaction; or

                 (C) have intended to incur or believed it would incur, debts that would be beyond its respective ability to pay as such debts mature or become due.

At all such times, LFC VI's assets and cash flow will enable it to meet its present obligations in the ordinary course of business as they become due.

          (ix) Both immediately prior to and immediately following the consummation of the transactions contemplated hereby (A) the present fair salable value of LFC VI's assets was or will be in excess of the amount that will be required to pay its probable liabilities as they then exist and as they become absolute and matured; and (B) the sum of LFC VI's assets was or will be greater than the sum of its debts, valuing its assets at a fair salable value.

          (x) The acquisition of the Lease Receivables and the interests in the Related Security by the Issuer pursuant to this Agreement is not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction.

          (xi) There are no proceedings or investigations pending, or to the knowledge of LFC VI, threatened, against or affecting LFC VI in or before any court, governmental authority or agency or arbitration board or tribunal (including, but not limited to any such proceeding or investigation with respect to any environmental or other liability resulting from the ownership or use of any of the Equipment) which, individually or in the aggregate, involve the possibility of materially and adversely affecting the properties, business, prospects, profits or condition (financial or otherwise) of LFC VI, or the ability of LFC VI to perform its obligations under any Transaction Document or otherwise. LFC VI is not in default with respect to any order of any court, governmental authority or agency or arbitration board or tribunal.

          (xii) All tax returns or extensions required to be filed by LFC VI in any jurisdiction have in fact been filed, and all taxes, assessments, fees and other governmental charges upon LFC VI, or upon any of the respective properties, income or franchises of LFC VI, shown to be due and payable on such returns have been, or will be, paid when due. All such tax returns are true and correct and LFC VI has no knowledge of any proposed additional tax assessment against it in any material amount nor of any basis therefor. The provisions for taxes on the books of LFC VI are adequate in accordance with generally accepted accounting principles.

          (xiii) LFC VI (i) is not in violation of any laws, ordinances, governmental rules or regulations to which it is subject, (ii) has not failed to obtain any licenses, permits, franchises or other governmental authorizations necessary to the ownership of its property or to the conduct of its business, and (iii) is not in violation in any material respect of any term of any agreement, charter instrument, bylaw or instrument to which it is a party or by which it may be bound which violation or failure to obtain might materially adversely affect the business or condition (financial or otherwise) of LFC VI or its ability to perform its obligations under any Transaction Document.

          (xiv) It is the intention of LFC VI that the Lease Receivables be acquired by the Issuer and that both the title and the beneficial interest in and to the Lease Receivables not be part of LFC VI's estate in the event of the filing of a bankruptcy petition by or against LFC VI under any bankruptcy law.

          (xv) Immediately prior to the acquisition of the any Lease Receivables and interests in the Related Security by the Issuer pursuant to this Agreement, LFC VI was the sole owner of such Lease Assets (with the exception of Equipment related to any Lease Contract that is deemed to constitute a loan, as to which LFC VI has a valid first perfected security interest in the related Equipment) and had good and marketable title thereto, free and clear of all liens, claims and encumbrance (except for the Existing Indebtedness and related security interests in the Lease Assets which in each case shall be terminated on or prior to the related Acquisition Date); and the acquisition of the Lease Receivables and the interests in the Related Security by the Issuer does not violate the terms or provisions of any Lease Contract.

          (xvi) LFC VI is the registered owner of all of the issued and outstanding Common Stock of the Issuer, all of which Common Stock is validly issued, fully paid and nonassessable.

          (xvii) LFC VI is exempt from registration as an "investment company" under the Investment Company Act of 1940, as amended.

     3.02 Representations and Warranties of the Issuer. The Issuer hereby makes the following representations and warranties to LFC VI and for the benefit of the Indenture Trustee and the Noteholders, on which representations and warranties LFC VI relies in entering into this Agreement with the Issuer. LFC VI agrees that any breach by Issuer of any such representations and warranties shall not limit or excuse the full performance of LFC VI's obligations hereunder. Such representations and warranties speak as of the Initial Funding Date and each other Acquisition Date unless otherwise indicated, but shall survive any subsequent transfer, assignment, contribution or conveyance of the Lease Receivables and the interests in the Related Security:

     (a) The Issuer has been duly organized and is validly existing in good standing as a corporation under the laws of the State of Delaware, with the power and authority to own its properties, perform its obligations hereunder and under the Transaction Documents and to transact the business in which it is now engaged or in which it proposes to engage; the Issuer is duly qualified to do business and is in good standing in each State in which the nature of its business requires it to be so qualified, except where the failure to so qualify would not have a material adverse effect on the ability of the Issuer to perform its obligations hereunder and under the Transaction Documents.

     (b) The transfer to and receipt by the Issuer of the Lease Receivables and the interests in the Related Security pursuant to this Agreement and the consummation of the transactions contemplated herein and in the Transaction Documents will not conflict with or result in breach of any of the terms or provisions of, or constitute (with or without notice, lapse of time or both) a default under the organizational documents of the Issuer or any material indenture, agreement, mortgage, deed of trust or other instrument to which the Issuer is a party or by which it is bound, or result in the creation or imposition of any lien, charge or encumbrance (except for the lien created by the Indenture) upon any of the property or assets of the Issuer pursuant to the terms of, such indenture, mortgage, deed of trust, or other agreement or instrument to which the Issuer is a party or by which it is bound or to which any of the property or assets of the Issuer is subject, nor will such action result in any violation of the provisions of the organization documents of the Issuer or any statute or any order, rule or regulation of any court or regulatory authority or other governmental agency or body having jurisdiction over the Issuer or any of its properties; and no consent, approval, authorization, order, registration or qualification of or with or other action of any court or any such regulatory authority or other governmental agency or body is required for the acquisition of the Lease Receivables and the interests in the Related Security hereunder.

     (c) This Agreement and the Transaction Documents have been duly authorized, executed and delivered by the Issuer by all necessary action and constitute valid and legally binding obligations of the Issuer enforceable against the Issuer in accordance with their terms, subject to bankruptcy, insolvency, reorganization and other similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity regardless of whether enforcement is sought in a court of equity or law.

     (d) There are no proceedings or investigations to which the Issuer is a party pending or, to the knowledge of the Issuer, threatened, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality (i) asserting the invalidity of this Agreement, (ii) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by the Transaction Documents, or (c) seeking any determination or ruling that would materially and adversely affect the performance by the Issuer of its obligations under, or the validity or enforceability of, this Agreement or the Transaction Documents.

     (e) All approvals, authorizations, consents, orders or other actions of any Person or of any court, governmental agency or body or official, required in connection with the execution and delivery of this Agreement and the Transaction Documents, have been or will be taken or obtained on or prior to the Closing Date.

     (f) The Issuer Address is the principal place of business and chief executive office of the Issuer.

     3.03 Purchase or Substitution Required Upon Breach of Certain Representations and Warranties. If LFG (i) is required to repurchase any Lease Contract or (ii) instead elects to assign to LFC VI a Substitute Lease Contract pursuant to the terms of the Lease Acquisition Agreement, then LFC VI shall promptly enforce such requirement or election thereunder. Concurrently with LFG's repurchase of any Lease Contract from LFC VI under the Lease Acquisition Agreement, LFC VI shall promptly repurchase any Lease Receivable related to any such Lease Contract from the Issuer at the Lease Receivable Repurchase Price. Concurrently with LFG's assignment to LFC VI of any Substitute Lease Contract under the Lease Acquisition Agreement, LFC VI shall promptly assign to the Issuer the Substitute Lease Receivable derived from such Substitute Lease Contract and a security interest in the Related Security of such Substitute Lease Receivable. LFC VI shall provide to the Issuer an officer's certificate confirming that LFC VI's representations and warranties in Section 3.01 are true and correct as to any Substitute Lease Receivable. The Lease Receivable Repurchase Price for a repurchased Lease Receivable shall be paid, and any Substitute Lease Receivable, the security interest in any Related Security of such Substitute Lease Receivable and any documentation related thereto shall be delivered, by LFC VI to the Issuer in accordance with Section 3.04(c) hereof. It is understood and agreed that if any repurchase or substitution of a Lease Receivable relates to a cure of a breach under Section 3.01, above, such repurchase or substitution of such Lease Receivable and any indemnities provided under Section 4.01(j) hereof or under the Indenture shall constitute the sole remedy respecting such breach available to the Issuer and its assigns for any losses, claims, damages and liabilities arising from the Issuer's ownership of such Lease Receivable or the inclusion of such Lease Receivable and the interests in the Related Security in the Trust Estate.

     3.04 Requirements for Repurchase or Substitution of Lease Receivables and Acquisition of Additional or Substitute Lease Receivables.

     (a) If LFC VI repurchases any Lease Receivable under this Agreement or if LFC VI or if a Lease Receivable is required to be repurchased under Section 3.09 of the Servicing Agreement, such Lease Receivable shall be repurchased at the Lease Receivable Repurchase Price. All repurchases shall be accomplished at the times specified in subsection (c) below.

     (b) If LFC VI instead elects to substitute any Lease Receivable under this Agreement, or if a Lease Receivable is substituted under Section 3.09 of the Servicing Agreement (a "Substitute Lease Receivable"), or (2) conveys to the Issuer or originates on behalf of the Issuer any Additional Lease Receivable, each such Substitute Lease Receivable and Additional Lease Receivable shall (i) derive from an Eligible Lease Contract that satisfies all of the terms, provisions and requirements of the Lease Acquisition Agreement regarding Additional Lease Contracts and Substitute Lease Contracts; and (ii) shall be accompanied by the Grant of security interest in all Related Security relating to such Substitute Lease Receivable or Additional Lease Receivable.

     Upon the substitution of any Substitute Lease Receivable pursuant to the provisions of this Section 3.04(b), LFC VI hereby agrees that such Substitute Lease Receivable and the security interest in the Related Security of such Substitute Lease Receivable will be subject to all the terms and provisions of this Agreement, the Lease Acquisition Agreement, the Servicing Agreement, the Indenture and the other Transaction Documents just as if such the Substitute Lease Receivable and the security interest in the Related Security of such Substitute Lease Receivable had been part of the original pool of Lease Receivables and security interests in Related Security acquired on the related Acquisition Date. Upon the substitution of a Substitute Lease Receivable pursuant to this Section 3.04(b), the Issuer and LFC VI shall also comply with the provisions and limitations set forth in Section 4.05 of the Indenture. All substitutions shall be accomplished at the time specified in subsection (c) below.

     (c) Any repurchase or substitution of a Lease Receivable and any interests in the Related Security of such Lease Receivable by LFC VI in accordance with this Agreement shall be made either by remittance of the Lease Receivable Repurchase Price to the Servicer for deposit into the Collection Account in accordance with Section 3.03(c) of the Servicing Agreement, by substitution of a Substitute Lease Receivable and a security interest in the Related Security of such Substitute Lease Receivable, or a combination thereof, as applicable, on or prior to the expiration of the time periods set forth in the Lease Acquisition Agreement relating to the repurchase of the Lease Contract from which such Lease Receivable derived or the substitution of the Substitute Lease Contract from which such Substitute Lease Receivable derived.

     (d) Any voluntary repurchase or substitution of a Lease Receivable by LFC VI pursuant to the terms of the Indenture in the event of a default or delinquency with respect to such Lease Receivable shall satisfy the same requirements for a repurchase or substitution, as the case may be, as are set forth in this Section 3.04 and in the Indenture.

                                   ARTICLE 4

                      COVENANTS OF THE ISSUER AND LFC VI

     4.01 LFC VI Covenants. LFC VI hereby covenants and agrees with the Issuer as follows:

     (a) Except as hereinafter provided, LFC VI will keep in full effect its existence, rights and franchises as a corporation, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of each Transaction Document to which it is a party or any of the Lease Receivables or Lease Contracts and to perform its duties under each Transaction Document. LFC VI shall not merge or consolidate with or into any Person or sell substantially all of its assets to any Person, or permit any Person to succeed to the business of LFC VI without prior written consent of the Majority Noteholders.

     (b) LFC VI, and any director, officer, employee or agent of LFC VI, may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder.

     (c) Each month during the Accumulation Period, LFC VI shall file any financing statements required to be filed pursuant to Section 4.02(a) of the Indenture. LFC VI, from time to time, at its own expense, shall execute and file such additional financing statements (including continuation statements) as may be necessary to preserve the security interests and liens described in Section 2.03(a) hereof or as may be reasonably requested by the Issuer, the Majority Noteholders or the Indenture Trustee and are reasonably satisfactory in form and substance to the Issuer and the Majority Noteholders; provided, however, that financing statements against Obligors with respect to the Equipment having a value of less than $5,000 will not be required to be filed. File stamped copies of such financing statements, or other evidence of filing, shall be provided to the Noteholders and the Indenture Trustee upon receipt.

     (d) LFC VI will not change its name, identity or corporate structure in any manner that would, could, or might make any financing statement or continuation statement misleading within the meaning of section 9-402 (7) of the UCC, unless it shall have given the Issuer, the Noteholders and the Indenture Trustee at least 30 days' prior written notice thereof and shall have filed all necessary, or reasonably requested by LFC VI, the Issuer, the Majority Noteholders or the Indenture Trustee amending all previously filed financing or continuation statements and new financing statements in each case prior to the effectiveness of such change.

     (e) LFC VI will give the Issuer, the Noteholders and the Indenture Trustee at least 30 days prior written notice of any relocation of its principal executive office and shall have filed all necessary, or reasonably requested by LFC VI, the Issuer, the Majority Noteholders or the Indenture Trustee amending all previously filed financing or continuation statements and new financing statements in each case prior to the effectiveness of such change.

     (f) LFC VI will duly fulfill all obligations on its part to be fulfilled under or in connection with each Lease Contract, will not change or modify the terms of the Lease Contracts except as expressly permitted by the terms of the Transaction Documents and will do nothing to impair the rights of the Issuer or the Indenture Trustee in the Lease Receivables or the interests in the Related Security. In the event that the rights of LFC VI under any of the Lease Receivables or any of the Related Security are not assignable to the Issuer or to the Indenture Trustee, LFC VI will enforce such rights on behalf of the Indenture Trustee.

     (g) LFC VI will comply, in all material respects, with all acts, rules, regulations, orders, decrees and directions of any governmental authority applicable to the Lease Receivables and the interests in the Related Security or any part thereof; provided, however, that LFC VI may contest any act, regulation, order, decree or direction in any reasonable manner which shall not materially and adversely affect the rights of the Issuer or the Indenture Trustee in the Lease Receivables or in the Related Security.

     (h) LFC VI will advise the Issuer, the Noteholders and the Indenture Trustee promptly, in reasonable detail, of the occurrence of any breach by LFC VI following discovery by LFC VI of such breach of any of its representations, warranties and covenants contained herein.

     (i) LFC VI will execute or endorse, acknowledge, and deliver to the Issuer, the Noteholders and the Indenture Trustee from time to time such schedules, confirmatory assignments, conveyances, and other reassurances or instruments and take such further similar actions relating to the Lease Receivables and the Related Security, and the rights covered by the Transaction Documents, as the Issuer or the Indenture Trustee may reasonably request to preserve and maintain title to the Lease Receivables and the security interests in the Related Security and the rights of the Issuer, the Indenture Trustee and the Noteholders therein against the claims of all persons and parties.

     (j) LFC VI agrees to indemnify, defend and hold the Issuer, the Indenture Trustee and the Noteholders harmless from and against any and all loss, liability, damage, judgment, claim, deficiency or expense (including interest, penalties, reasonable attorney's fees and amounts paid in settlement) that is caused by (i) a breach at any time by LFC VI of its representations, warranties and covenants contained in Section 3.01 hereof or this Section 4.01 or (ii) any material information furnished by LFC VI which is set forth in any schedule delivered hereunder, being untrue in any respect when any such representation was made or schedule delivered, provided that LFC VI shall not have any liability with respect to a representation or warranty as to any specific Lease Receivable or the interests in the Related Security other than to repurchase such Lease Receivable and such interest in the Related Security of such Lease Receivable or substitute for such Lease Receivable and the Related Security of such Lease Receivable in accordance with Section 3.03 hereof unless such breach of representation or warranty is the result of LFC VI's fraud, gross negligence, bad faith or willful misconduct. LFC VI shall also indemnify the Issuer, the Indenture Trustee, the Servicer and the Noteholders for any cost or expenses incurred by them in the enforcement of this Agreement. The obligations of LFC VI under this Section 4.01(j) shall be considered to have been relied upon by the Issuer, the Indenture Trustee and the Noteholders and shall survive the execution, delivery and performance of the Agreement, regardless of any investigation made by or on behalf of the Issuer, until termination of the Indenture. If LFC VI has made any indemnity payments pursuant to this Section 4.01(j) and thereafter the recipient collects any of such amounts from others, such party will promptly repay the amount collected to LFC VI, without interest.

     (k) LFC VI will do nothing to disturb or impair the acquisition hereunder by the Issuer of the Lease Receivables and the interests in the Related Security.

     (l)  Activities of the LFC VI. LFC VI (i) shall engage in only (A) the
          ------------------------
acquisition, ownership, selling and pledging of the property acquired by it pursuant to the Lease Acquisition Agreement and (B) the exercise of any powers permitted to corporations under the corporate law of its applicable state of incorporation which are incidental to the foregoing or necessary to accomplish the foregoing and LFC VI shall incur no debt other than trade payables and expense accruals in connection with its operations in the normal course of business; (ii) will (A) maintain its books and records separate from the books and records of any other entity, (B) maintain separate bank accounts and no funds of the LFC VI shall be commingled with funds of any other entity (except the Issuer, as necessary in connection with the efficient servicing of the Lease Assets), (C) keep in full effect its existence, rights and franchises as a corporation under the laws of its applicable state of incorporation, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement; and (iii) will not
(A) dissolve or liquidate in whole or in part, (B) own any subsidiary (other than the Issuer) or lend or advance any moneys to, or make an investment in, any Person (other than the Issuer), (C) incur any debt for money borrowed or make any capital expenditures, (D)(1) commence any case, proceeding or other action under any existing or future bankruptcy, insolvency or similar law seeking to have an order for relief entered with respect to it, or seeking reorganization, arrangement, adjustment, wind-up, liquidation, dissolution, composition or other relief with respect to it or its debts, (2) seek appointment of a receiver, trustee, custodian or other similar official for it or any part of its assets,
(3) make a general assignment for the benefit of creditors, or (4) take any action in furtherance of, or consenting or acquiescing in, any of the foregoing,
(E) guarantee (directly or indirectly), endorse or otherwise become contingently liable (directly or indirectly) for the obligations of, or own or purchase any stock (other than the Common Stock), obligations or securities of or any other interest in, or make any capital contribution to, any other Person, (F) merge or consolidate with any other Person, (G) engage in any other action that bears on whether the separate legal identity of the LFC VI will be respected, including
(1) holding itself out as being liable for the debts of any other party or (2) acting other than in its corporate name and through its duly authorized officers or agents, or (H) create, incur, assume, or in any manner become liable in respect of any indebtedness other than expenses associated with the Closing Date, and trade payables and expense accruals incurred in the ordinary course of business in an amount less than $15,000 and which are incidental to its business purpose. LFC VI shall not amend any article in its Certificate of Incorporation without the prior written consent of the Majority Noteholders and satisfaction of the Rating Agency Condition.

     (m)  Directors. LFC VI agrees that at all times, at least two of its
          ---------
directors will not be a director, shareholder, officer or employee of any direct or ultimate parent or Affiliate of LFG; provided that an independent director or independent officer may serve in similar capacities for other "special purpose corporations" formed by LFG and their Affiliates.

     (n)  The Issuer. LFC VI will not (i) take any action that would cause the
          ----------
dissolution or liquidation of the Issuer or (ii) institute against the Issuer, or join any other person in instituting against the Issuer, any case, proceeding or other action under any existing or future bankruptcy, insolvency or similar laws. This subsection (n) shall survive termination of this Agreement.

     (o) LFC VI shall notify the Issuer and the Indenture Trustee promptly after becoming aware of any Lien on any Lease Receivable or Related Security.

     (p) On each date as of which LFC VI substitutes a Substitute Lease Receivable and a security interest in the Related Security of such Substitute Lease Receivable in accordance with the terms hereof, or otherwise assigns Lease Receivables and security interests in Related Security to the Issuer, LFC VI shall provide to the Issuer an LFC VI Certificate substantially in the form of Exhibit A hereto subjecting such Lease Receivable and the security interest in the Related Security to the provisions hereof and providing with respect to such Lease Receivables and the security interest in such Related Security the information required in the Amended Lease Collateral Schedule.

     (q) LFC VI shall pay and discharge as the same shall become due and payable, all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith.

     4.02 Issuer Covenants. The Issuer hereby covenants and agrees with LFC VI as follows:

     (a) The Issuer hereby acknowledges and agrees that its rights and interests in the Equipment are expressly subject to the rights of the related Obligors in such Equipment pursuant to the applicable Lease Contract. The Issuer covenants and agrees that, so long as an Obligor shall not be in default of any of the provisions of the applicable Lease Contract, neither the Issuer nor any Issuer of the Issuer will disturb the Obligor's quiet and peaceful possession of the related Equipment and the Obligor's unrestricted use thereof for its intended purpose.

     (b) If in any enforcement suit or legal proceeding it is held that LFC VI may not enforce a Lease Contract on the ground that it is not a real party in interest or holder entitled to enforce the Lease Contract, the Issuer shall, at the Servicer's expense, take such steps as the Issuer deems necessary to enforce the Lease Contract, including bringing suit in the Issuer's name.

     4.03 Assignment of Lease Receivables and Related Security. LFC VI understands that the Issuer intends to Grant to the Indenture Trustee a security interest in all its right, title and interest to the Lease Receivables, the Related Security and this Agreement. LFC VI consents to such Grant and further agrees that all representations, warranties, covenants and agreements LFC VI made herein shall also be for the benefit of and inure to the Indenture Trustee and all Noteholders.

     4.04 Release of Rights in Related Security. Once (i) any Lease Contract related to a Lease Receivable acquired by Issuer hereunder has expired by its terms and all amounts in respect of such Lease Receivable owing under such Lease Contract have been paid by the related Obligor or otherwise collected or (ii) any Lease Contract related to a Lease Receivable acquired by Issuer hereunder is repurchased or terminated or prepaid in its entirety and all amounts in respect of such Lease Receivable owing under such Lease Contract have been paid by the related Obligor or otherwise collected, Issuer, on behalf of itself and its assigns, will be deemed to have released its interest in the Related Security for such Lease Receivable. Subject to the limitations contained in the foregoing paragraph, on or after the occurrence of (i) or (ii) above, Issuer shall and shall cause its assigns to execute and deliver to LFC VI or its designee any assignments, bills of sale, termination statements or any other releases or instruments as LFC VI may reasonably request in order to evidence the release by Issuer and its assigns of their interests in such Related Security.

                                   ARTICLE 5

                             CONDITIONS PRECEDENT

     5.01 Conditions to the Issuer's Obligations. The obligations of the Issuer to provide LFC VI with the consideration provided for herein shall be subject to the satisfaction of the following conditions:

     (a) All representations and warranties of LFC VI contained in Section 3.01(a) of this Agreement and all information with respect to the Lease Receivables and the Related Security provided in the Lease Collateral Schedule or Amended Lease Collateral Schedule, as applicable, shall be true and correct on the related Acquisition Date, all representations and warranties in Section 3.01(b) hereof, shall be true and correct as of the Initial Funding Date and each other Acquisition Date, and LFC VI shall have delivered to the Issuer, the Indenture Trustee and each Noteholder an officer's certificate to such effect;

     (b) LFC VI shall have delivered all other information theretofore required or reasonably requested by the Issuer to be delivered by LFC VI hereunder, duly certified by an officer of LFC VI, and LFC VI shall have substantially performed all other obligations required to be performed by the provisions of this Agreement;

     (c) On or prior to the Initial Funding Date and the applicable Acquisition Date, LFC VI shall have delivered or caused to be delivered the Lease Contracts relating to the Lease Receivables to the Indenture Trustee and there shall have been made all filings, recordings and/or registrations, and there shall have been given, or taken, any notice or any other similar action, as may be necessary to meet the requirements in the relevant jurisdiction for perfection of the transfer to the Issuer and in order to establish and preserve the right, title and interest of the Issuer in the Lease Receivables and its security interests in the Related Security, provided however, that with respect to financing statements only those filings specified in Section 4.02(a) of the Indenture shall be required to be filed;

     (d) On or before the Closing Date, LFG, LFC VI, the Issuer, the Servicer and the Indenture Trustee, as applicable, shall have entered into the Servicing Agreement, the Lease Acquisition Agreement, the Indenture and this Agreement;

     (e) All of the Notes shall be issued and sold on the Closing Date and the Issuer shall receive the full consideration due it upon the issuance of such Notes.

     5.02 Conditions to LFC VI's Obligations. The obligations of LFC VI to enter into this Agreement on the Closing Date and any LFC VI Certificate on a subsequent Acquisition Date shall be subject to the satisfaction of the following conditions:

     (a) All representations and warranties of the Issuer contained in this Agreement shall be true and correct with the same effect as though such representations and warranties had been made on the Closing Date;

     (b) The Financing Proceeds set forth herein shall have been paid or delivered to or at the direction of LFC VI simultaneously with the execution of this Agreement or the LFC VI Certificate as applicable; and

     (c) All corporate and legal proceedings and all instruments in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to LFC VI, and LFC VI shall have received from the Issuer copies of all documents (including, without limitation, records of corporate proceedings) relevant to the transactions herein contemplated as LFC VI may reasonably have requested.

                                   ARTICLE 6

                             TERM AND TERMINATION

     6.01 Term. This Agreement shall commence as of the date of execution and delivery hereof and shall continue in full force and effect until final payment with respect to the last Lease Receivable is collected.

     6.02 Default by LFC VI. If LFC VI shall be in default under this Agreement and such default shall not have been cured for a period of 30 days, or if LFC VI shall become insolvent or make an assignment for the benefit of its creditors or have a receiver appointed for all or substantially all of its properties, or if any proceedings are commenced, or consented to, by LFC VI are not stayed or dismissed within 60 days after being commenced against LFC VI under any bankruptcy, insolvency or other law for the relief of debtors, the Issuer shall have the right, in addition to any other rights it may have under any applicable law, to terminate this Agreement upon written notice to LFC VI; provided that any termination of this Agreement shall not release LFC VI from any obligation under this Agreement with respect to interests in Lease Receivables and Related Security acquired by Issuer prior to such termination.

                                   ARTICLE 7

                                 MISCELLANEOUS

     7.01 Amendments. This Agreement and the rights and obligations of the parties hereunder may not be changed orally but only by an instrument in writing signed by the party against which enforcement is sought. This Agreement may be amended by the Issuer and LFC VI only with the prior written consent of the Indenture Trustee and the Majority Noteholders and satisfaction of the Rating Agency Condition. Promptly after execution by the Issuer and LFC VI of any amendment pursuant to this Section, the Issuer shall mail to each Noteholder a copy of such amendment.

     7.02 Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED THEREIN, WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS OF ANY STATE THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OF A STATE OTHER THAN NEW YORK.

     7.03 Waiver of Jury Trial. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE BETWEEN THE PARTIES HERETO ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP BETWEEN ANY OF THEM IN CONNECTION WITH THIS CONTRACT ACQUISITION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. INSTEAD, ANY SUCH DISPUTE RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.

     7.04 Notices. All demands, notices and communications hereunder shall be in writing and shall be delivered by telecopy with confirmation of receipt or mailed by registered or certified United States mail, postage prepaid, and addressed, in the case of LFC VI, to the LFC VI Address, and in the case of the Issuer, to the Issuer Address. All notices and demands shall be deemed to have been given either at the time of the delivery thereof to any officer of the Person entitled to receive such notices and demands at the address of such Person for notices hereunder, or on the third day after the mailing thereof to such address, as the case may be. Any Person may change the address for notices hereunder by giving notice of such change to the other Person.

     7.05 Separability Clause. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     7.06 Assignment. Except as provided in Section 4.01(a) and Section 4.03, this Agreement may not be assigned or delegated by LFC VI without the prior written consent of the Issuer, the Majority Noteholders and the Indenture Trustee and may not be assigned or delegated by the Issuer without the prior written consent of LFC VI, the Majority Noteholders and the Indenture Trustee.

     7.07 Further Assurances. Each of LFC VI and the Issuer agrees to do such further acts and things and to execute and deliver to the Issuer, the Indenture Trustee and the Majority Noteholders such additional assignments, agreements, powers and instruments as are required by the Issuer, the Indenture Trustee and the Majority Noteholders to carry into effect the purposes of this Agreement or to better assure and confirm unto the Issuer, the Indenture Trustee or the Noteholders their rights, powers or remedies hereunder. If any Obligor shall be in default under any Lease Contract, upon reasonable request from the Servicer, LFC VI will take all reasonable steps to assist in enforcing such Lease Contract and preserving and maintaining title to the Lease Assets and the rights of the Issuer, the Indenture Trustee and the Noteholders therein against the claims of all persons and parties to the extent LFC VI is capable of performing such requested steps and the Servicer reasonably determines that the assistance of LFC VI is necessary to effect the intent and purposes hereof.

     7.08 No Waivers; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Issuer or LFC VI, any right, remedy, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise of any right, remedy, or privilege hereunder preclude any other or further exercise hereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privilege provided by law.

     7.09 Binding Effect; Third Party Beneficiaries. This Agreement will inure to the benefit of and be binding upon the parties hereto, the Indenture Trustee, the Noteholders, and their respective successors and permitted assigns.

     7.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which when executed and delivered shall be deemed to be an original, and all of which when taken together shall constitute one and the same Agreement.

     7.11 Set-Off.

     (a) LFC VI hereby irrevocably and unconditionally waives all right of set-off that it may have under contract (including this Agreement), applicable law or otherwise with respect to any funds or monies of the Issuer at any time held by or in the possession of LFC VI.

     (b) The Issuer shall have the right to set-off against LFC VI any amounts to which LFC VI may be entitled and to apply such amounts to any claims the Issuer may have against LFC VI from time to time under this Agreement. Upon any such set-off the Issuer shall give notice of the amount thereof and the reasons therefor.

     7.12 Consent to Jurisdiction.

     (a) The parties hereto hereby irrevocable submit to the non-exclusive jurisdiction of the United States District Court for the Southern District of New York and any court in the State of New York Located in the City and County of New York, and any appellate court from any thereof, in any action, suit or proceeding brought against or by it in connection with this Agreement or for recognition or enforcement of any judgment relating thereto, and the parties hereto hereby irrevocably and unconditionally agree that all claims in respect of any such action or proceeding may be heard or determined in such New York state court or, to the extent permitted by law, in such federal court. The parties agree that a final nonappealable judgment in any such action, suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. To the extent permitted by applicable law, the parties hereby waive and agree not to assert by way of motion, as a defense or otherwise in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such courts, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that the related documents or the subject matter thereof may not be litigated in or by such courts.

     (b) To the extent permitted by applicable law, the parties shall not seek and hereby waive the right to any review of the judgment of any such court by any court of any other jurisdiction which may be called upon to grant an enforcement of such judgment.

     (c) Service on any party hereto may be made by mailing or delivering copies of the summons and complaint and other process which may be served in any suit, action or proceeding to such party at its address listed in herein or in the other Transaction Documents. Such address may be changed by the applicable party or parties by written notice to each of the other parties hereto.

     (d) Nothing contained in this Agreement shall limit or affect any party's right to serve process in any other manner permitted by law or to start legal proceedings relating to its rights under other agreements or against any other party or its properties in the courts of any jurisdiction.


                                 *  *  *  *  *

     IN WITNESS WHEREOF, the Issuer and LFC VI have caused this Agreement to be duly executed by their respective duly authorized officers as of the date and year first above written.

                                        LADCO FUNDING CORP. VI,
                                         LFC VI


                                        By:   /s/ Leon D. Ladd
                                              ----------------------------------
                                        Name:  Leon D. Ladd
                                        Title: President


                                        LADCO FUNDING CORP. VII,
                                         Issuer


                                        By:   /s/ Leon D. Ladd
                                              ----------------------------------
                                        Name:  Leon D. Ladd
                                        Title: President

                                                                       EXHIBIT A

                          FORM OF LFC VI CERTIFICATE

Ladco Funding Corp. VII
555 St. Charles Drive, Suite 200
Thousand Oaks, CA 91360
Attention: ______________


Norwest Bank Minnesota, National Association
Sixth Street & Marquette Avenue
MAC N9311-161
Minneapolis, MN 55479
Attention: Corporate Trust Services
 /Asset Backed Securities Administration

SunTrust Equitable Securities Corporation
Post Office Box 4418
Atlanta, GA 30302-4418
Attention: _______________

     Re: Receivables Purchase Agreement, dated as of June 1, 2000 (the "Agreement"), between Ladco FCorp. VI ("LFC VI") and Ladco Funding Corp. VII ("Issuer")

Ladies and Gentlemen:

1. This Certificate is being delivered pursuant to Section 2.01 of the Agreement and Section 3.03 of the Indenture. Capitalized terms used herein shall have the meanings assigned to such terms in the Agreement.

2.   LFC VI hereby:

     (a) transfers, assigns, sells and grants to the Issuer, without recourse, except as provided in the Agreement, as of the date specified below, any and all of LFC VI's right, title and interest in and to all of the Lease Receivables relating to each Lease Contract identified on Schedule I attached hereto (the "Subject Lease Receivables"), whether now existing or hereafter arising;

     (b) grants to the Issuer a security interest in all of LFC VI's right, title and interest in and to the Related Security, whether now owned or hereafter acquired;

     (c) submits to the Indenture Trustee the original Lease Contract for each lease of the Subject Lease Receivables, together with the executed Release Agreement, if applicable; and

     (d) represents and warrants to the Issuer and the Indenture Trustee as secured party for the benefit of the Noteholders that this LFC VI Certificate has been duly authorized, executed and delivered.

                                        LADCO FUNDING CORP. VI

Date: __________________

                                        By: ______________________________
                                        Name: ____________________________
                                        Title: ___________________________